As filed with the U.S. Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WRAP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3480	98-0551945
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3480 Main Hwy, Suite 202

Miami, Florida 33133

Tel: (800) 583-2652

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scot Cohen

Chief Executive Officer

3480 Main Hwy, Suite 202

Miami, Florida 33133

Tel: (800) 583-2652

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick Werner, Esq.

Alla Digilova, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 918-8989

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 25, 2025

PRELIMINARY PROSPECTUS

WRAP TECHNOLOGIES, INC.

Up to 6,433,332 Shares of Common Stock

(Inclusive of 3,216,666 Shares of Common Stock Issuable Upon Exercise of Warrants)

This prospectus of Wrap Technologies, Inc., a Delaware corporation (the “Company” or “Wrap”), relates solely to the resale by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of up to (i) 3,216,666 shares (the “Common Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and (ii) 3,216,666 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of certain warrants (“Warrants”), with an exercise price of $1.80 per share. The Common Shares and Warrants were issued pursuant to that certain securities purchase agreement (the “Purchase Agreement”), dated February 24, 2025, by and between the Company and the Selling Securityholders.

The securities that may be sold by the Selling Securityholders are referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Securityholders of the Offered Securities; however, we will receive the exercise price of the Warrants upon any exercise of the Warrants by payment of cash, with an exercise price of $1.80 per share. See “Description of Securities to be Registered.” We intend to use those proceeds, if any, for general corporate purposes.

We believe the likelihood that the Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than $1.80 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, these holders are more likely to exercise their Warrants the higher the price of our Common Stock is above $1.80 per share. The closing price of our Common Stock on The Nasdaq Capital Market (“Nasdaq”) on April 24, 2025 was below the Warrant exercise price of $1.80 per share.

We will bear all costs, expenses and fees in connection with the registration of the Offered Securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of the Offered Securities, except as otherwise expressly set forth under “Plan of Distribution” beginning on page 14 of this prospectus.

Our registration of the Offered Securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Offered Securities. The Selling Securityholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest may sell the Offered Securities covered by this prospectus in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at varying prices determined at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution” of this prospectus. If necessary, the specific manner in which the Offered Securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus.

No underwriter or other person has been engaged to facilitate the sale of our Common Stock in this offering. The Selling Securityholders and any broker-dealers or agents may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act, of the shares of Common Stock that they are offering pursuant to this prospectus.

Our Common Stock is listed on Nasdaq under the symbol “WRAP.” On April 24, 2025, the last reported sale price of our Common Stock on Nasdaq was $1.60 per share.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under the heading “Risk Factors” beginning on page 4 of this prospectus and in our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2025

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You should rely only on the information contained in this prospectus or a supplement to this prospectus, including the information incorporated herein by reference. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus, whether or not incorporated herein by reference, is accurate as of any date other than the date indicated in those documents.

As used in this prospectus, the terms “we,” “us,” “our” and the “Company” mean Wrap Technologies, Inc. and our wholly-owned subsidiaries, unless otherwise indicated.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus, other than any proceeds from any cash exercise of the Warrants.

Before you invest in our securities, you should read carefully the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus, and any accompanying prospectus supplement. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce its products; the Company’s ability to develop sales for its new products; the acceptance of existing and future products, including the acceptance of the BolaWrap 150, Wrap Reality, our Body-Worn Camera and our Digital Evidence Management system; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand; the ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the ability of the Company to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; and risks resulting from the Company’s status as a smaller reporting company, including that reduced disclosure requirements may make shares of the Company’s Common Stock less attractive to investors. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in this prospectus, including under the section entitled “Risk Factors,” in “Part I, Item 1A. — Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025 and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. The Company cautions readers that the forward-looking statements included in, or incorporated by reference into, this prospectus represent our beliefs, expectations, estimates and assumptions only as of the date hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, as well as any information incorporated herein by reference, including the information under “Risk Factors” and our financial statements and the related notes, before investing.

This prospectus describes the general manner in which the Selling Securityholders identified in this prospectus, or any of their transferees, may offer from time to time up to 3,216,666 Common Shares and 3,216,666 Warrant Shares issuable upon exercise of the Warrants. If necessary, the specific manner in which the Offered Securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Our Company

We are a global public safety technology and services company that delivers safe and effective policing solutions to law enforcement and security personnel worldwide. We are leading the movement for safer outcomes by equipping law enforcement with safer, non-painful compliance tools, and immersive training fit for modern society. We began sales of our first public safety product, the BolaWrap 100 remote restraint device, in late 2018. In the first quarter of 2022, we delivered a new generation product, the BolaWrap 150. The BolaWrap 150 is electronically deployed and is more robust, smaller, lighter and simpler to deploy than the BolaWrap 100 that has since been phased out. In late 2020 we added a new solution to our public safety technologies, our virtual reality (“VR”) training platform, Wrap Reality, and in August 2023 we acquired Intrensic, LLC, a Delaware limited liability company (“Intrensic”), which added a Body-Worn Camera (“BWC”) and Digital Evidence Management (“DEM”) solution to our portfolio of policing solutions. Wrap Reality is now sold to law enforcement agencies for simulation training as well as corrections departments for the societal reentry scenarios.

Our target market for our solutions includes approximately 900,000 full-time sworn law enforcement officers in over 18,000 federal, state, and local law enforcement agencies in the U.S. and over 12 million police officers in more than 100 countries. Additionally, we are exploring opportunities in other domestic markets, such as military and private security. Our international focus is on countries with the largest police forces. According to 360iResearch, a market research consulting firm, our non-lethal products are part of a global market segment expected to grow to $16.1 billion by 2027.

We focus our efforts on the following products and services:

BolaWrap Remote Restraint Device - a hand-held remote restraint device that discharges a seven and half-foot Kevlar tether to entangle an individual at a range of 10-25 feet. BolaWrap assists law enforcement to safely and effectively control encounters early without resorting to painful force options.

Wrap Reality - a law enforcement 3D training system employing immersive computer graphics VR with proprietary software-enabled content. It allows up to two participants to enter a simulated training environment simultaneously, and customized weapons controllers enable trainees to engage in strategic decision making along the force continuum. Wrap Reality has 45 scenarios for law enforcement and corrections and 15 scenarios for societal reentry. Wrap Reality is one of the most robust 3D Virtual Reality solutions on the market for law enforcement and societal reentry today.

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Wrap Intrensic - a Body-Worn Camera and Digital Evidence Management solutions provider. BWC and DEM play crucial roles in capturing, storing, and managing digital evidence, such as video and audio recordings for various purposes, including criminal investigations and maintaining transparency in public interactions. The Wrap Intrensic X2 camera hardware and storage and data management capability, along with awareness of front-line operations, provides customers with a solution to meet their challenges. Wrap Intrensic Evidence on our cloud-based video storage platform provides an unlimited video storage platform that includes video and other evidence uploading, search, retrieval, redaction, and evidence sharing while reducing the need for resources required to manage this evidence.

In addition to the U.S. law enforcement market, we have shipped our restraint products to 62 countries. We have established an active distributor network representing 50 states and one dealer representing the US territory of Puerto Rico. We have distribution agreements with 23 international distributors covering 63 countries. We focus significant sales, training and business development efforts to support our distribution network in addition to our internal sales team.

We focus significant resources on research and development innovations and continue to enhance our products and plan to introduce new products. We believe we have established a strong brand and market presence globally and have established significant competitive advantages in our markets.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

The Company was originally formed on October 3, 2007, as a global public safety technology and services company that provides public safety solutions, bringing together cutting-edge technology with exceptional people to address the complex, modern day challenges facing public safety organizations.

Our principal executive offices are located at 3480 Main Hwy, Suite 202, Miami, Florida 33133. The telephone number of our principal executive offices is (800) 583-2652. Our website address is https://wrap.com/. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

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ABOUT THIS OFFERING

Issuer	Wrap Technologies, Inc.

Shares of Common Stock Offered and Sold from Time to Time by the Selling Securityholders	This prospectus relates to the offer and sale by the selling securityholders of up to 3,216,666 Common Shares and 3,216,666 Warrant Shares issuable upon exercise of the Warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale by the Selling Securityholders of the Offered Securities; however, we will receive the exercise price of the Warrants upon any exercise of the Warrants by payment of cash, with an exercise price of $1.80 per share. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is listed on Nasdaq under the symbol “WRAP.”

Risk Factors	An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the section herein entitled “Risk Factors” and in “Part I, Item 1A. — Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Please read “Cautionary Note Regarding Forward-Looking Statements.”

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider before you decide to purchase our securities the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in other documents that are filed after the date thereof and incorporated by reference into this prospectus. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results, which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of these risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

The Selling Securityholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

Pursuant to the terms of the Warrants, a holder of the Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. However, we do not have the right to control the timing and amount of any sales by the Selling Securityholders of the shares registered for resale hereunder. In addition, these restrictions do not prevent the Selling Securityholders from selling shares of Common Stock received in connection with such conversions or exercises and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Securityholders could sell more than 9.99% of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 9.99% at any one time.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. The Company cannot predict the size of future issuances or sales of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock, including issuances made in the ordinary course of the Company’s business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of our Common Stock.

Further, the registration of the sale of shares of our Common Stock hereunder may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our Common Stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our Common Stock to fall. It could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In addition, registration rights we may grant in the future, including in the ordinary course of the Company’s business, may further depress market prices if these registration rights are exercised or shares of our Common Stock are sold under the registration statements, the presence of additional shares trading in the public market may also adversely affect the market price of our Common Stock. Furthermore, while certain of the Selling Securityholders may experience a positive rate of return based on the current trading price of our Common Stock, public stockholders may not experience a similar rate of return on the securities purchased in the open market due to potential differences in the purchase prices paid by public stockholders for shares of Common Stock bought in the open market and the Selling Securityholders in transactions in which they purchased or received their Offered Securities and the current trading price of our Common Stock.

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Our Warrants contain anti-dilution protection, which may cause dilution to our stockholders.

As of April 24, 2025, we had outstanding 50,554,267 shares of Common Stock. The issuance of shares of Common Stock upon the exercise of the Warrants would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

In addition, our Warrants contain anti-dilution provisions which, subject to limited exceptions, would increase the number of shares issuable upon conversion of such securities (by reducing the exercise price) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the exercise price of the Warrants.

Our commitment to issue shares of Common Stock pursuant to the terms of the Purchase Agreement and our Warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to the terms of the Purchase Agreement and our Warrants has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our Common Stock will likely decline.

The Selling Securityholders may participate in short sales of our Common Stock. They may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

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USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock by the Selling Securityholders.

We may receive proceeds from the exercise of the Warrants and issuance of the shares of our Common Stock issuable upon exercise of the Warrants. If all of the Warrants mentioned above were exercised for cash in full, the proceeds would be approximately $5.8 million. We intend to use the net proceeds of such Warrant exercise, if any, for general corporate purposes and working capital. We can make no assurances that any of the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

We believe the likelihood that the Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than $1.80 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, these holders are more likely to exercise their Warrants the higher the price of our Common Stock is above $1.80 per share. The closing price of our Common Stock on Nasdaq on April 24, 2025 was below the Warrant exercise price of $1.80 per share.

The Selling Securityholders will pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING SECURITYHOLDERS

This prospectus relates solely to the resale by the Selling Securityholders identified in the table below or their permitted transferees of up to (i) 3,216,666 Common Shares and (ii) 3,216,666 Warrant Shares issuable upon exercise of the Warrants, with an exercise price of $1.80 per share. The Common Shares and Warrants were issued pursuant to the Purchase Agreement.

To our knowledge, within the past three years, none of the Selling Securityholders has held a position as an officer or a director of ours, nor had any other material relationship of any kind with us or any of our affiliates, except to the extent set forth in the footnotes to the table below.

A Selling Securityholder who is an affiliate of a broker-dealer and any participating broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and any commissions or discounts given to any such Selling Securityholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, except to the extent set forth in the footnotes to the table below, none of the Selling Securityholders are affiliates of broker-dealers and there are no participating broker-dealers. The term “Selling Securityholder” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Securityholder named in the table below.

The following table and the information in the notes below are based upon information supplied by the Selling Stockholders and sets forth the number of Offered Securities: (i) beneficially owned by each of the Selling Securityholders as of April 24, 2025, (ii) being offered hereby by each of the Selling Securityholders and (iii) beneficially owned by each of the Selling Securityholders after giving effect to the sale by a Selling Securityholder of all of its Offered Securities. Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

The following table also sets forth the percentage of Common Stock beneficially owned by each of the Selling Securityholders after giving effect to the sale by a Selling Securityholder of all Offered Securities, based on 53,770,933 shares of Common Stock outstanding as of April 24, 2025 (assuming the issuance of all shares of Common Stock and Warrant Shares issuable pursuant to Purchase Agreement). For purposes of the table below, we have assumed, upon termination of this offering, none of the Offered Securities will be beneficially owned by any of the Selling Securityholders, and we have further assumed that a Selling Securityholder will not acquire beneficial ownership of any additional securities during the offering.

Under the terms of the Warrants, a Selling Securityholders may not exercise the Warrants to the extent such exercise would cause such Selling Securityholders, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the column “Maximum Number of Shares of Common Stock Offered” do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The Selling Securityholders are not making any representation that any of the Offered Securities covered by this prospectus will be offered for sale. Because we do not know how long each of the Selling Securityholders will hold the Offered Securities, whether any will exercise the Warrants and, upon such exercise, how long each such Selling Securityholders will hold the shares of Common Stock before selling them, and because each of the Selling Securityholders may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon completion of this offering. In addition, each Selling Securityholder may have sold, transferred or otherwise disposed of its securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

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	Shares of Common Stock Beneficially Owned Before Offering		Maximum Number of Shares of Common Stock Offered		Shares of Common Stock Beneficially Owned After Offering
Selling Securityholders	Number(1)	Percentage(2)	Number(3)		Number	Percentage(4)
Iroquois Capital Investment Group, LLC (5)	2,655,150	4.99%	2,000,000	(6)	2,655,150	4.99%
Scot Cohen/V4 Global, LLC (7)	14,369,972	24.46%	2,200,000	(8)	12,117,298	20.72%
Intracoastal Capital LLC (9)	2,655,150	4.99%	400,000	(10)	2,655,150	4.99%
Chris Fiore (11)	555,554	1.09%	555,554	(12)	-	-%
Jared Novick/ Continuum Ventures, LLC (13)	1,383,350	2.68%	550,000	(14)	833,350	1.61%
B&Co. Advisors LLC (15)	111,110	* %	111,110	(16)	-	-%
Bradley Jacobs (17)	200,000	* %	200,000	(18)	-	-%
FBH Investment Holdings, LLC (19)	937,842	1.83%	100,000	(20)	829,064	1.63%
Marc Savas/ Savbo Investments LLC (21)	336,002	* %	100,000	(22)	236,002	* %
Trident Venture Partners, LLC (23)	133,334	* %	83,334	(24)	50,000	* %
J Manela & M Heitman TTEE Edge Strategy Group, LLC U/A DTD 11/15/2020 (25)	133,334	* %	133,334	(26)	-	-%

* Less than 1%

(1) Represents shares of Common Stock, including the shares of Common Stock that may be issued upon the exercise of the Warrants held by the Selling Securityholder.

(2) The percent of beneficial ownership for the Selling Securityholders is based on 53,770,933 shares of Common Stock outstanding (assuming the issuance of all shares of Common Stock and Warrant Shares issuable pursuant to Purchase Agreement). Any securities not outstanding which are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such Selling Securityholder but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other Selling Securityholder. Under the terms of the Warrants, a Selling Securityholders may not exercise the Warrants to the extent such exercise would cause such Selling Securityholders, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

(3) Includes Warrant Shares exercisable for and/or able to be beneficially owned within 60 days, upon payment therefor pursuant to the Purchase Agreement.

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(4) Assumes that each Selling Securityholder (i) will sell all of the shares of Common Stock and Warrant Shares beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Common Stock or Warrants. Under the terms of the Warrants, a Selling Securityholders may not exercise the Warrants to the extent such exercise would cause such Selling Securityholders, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

(5) Based on certain information made available to the Company. The securities reported herein are directly held by Iroquois Capital Investment Group LLC (“ICIG”) and Iroquois Master Fund, Ltd (“IMF”). Represents (i) 4,621,207 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the date hereof or will be exercisable within 60 days thereafter (subject to a 4.99% beneficial ownership blocker), (ii) 2,335 shares of Series A Preferred Stock, convertible into up to approximately 1,651,343 shares of Common Stock within 60 days of the Record Date (subject to a 4.99% beneficial ownership blocker), and (iii) 2,000,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

Iroquois Capital Management L.L.C. (“ICM”) is the investment manager of IMF. ICM has voting control and investment discretion over securities held by IMF. As Managing Members of ICM, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of ICM in its capacity as investment manager to IMF. Mr. Abbe is the managing member of ICIG. Mr. Abbe has sole voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICIG. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICM and IMF.

The principal business address for Iroquois Capital Investment Group, LLC is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(6) Represents (i) 2,000,000 Common Shares and (ii) 2,000,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(7) Based on certain information made available to the Company. Represents (i) 6,185,754 shares of Common Stock, (ii) 2,010,701 shares of Common Stock underlying stock options that were vested as of the date hereof, or could vest within 60 days thereafter, (iii) 882,911 shares of Common Stock underlying RSUs that were vested as of the date hereof, or could vest within 60 days thereafter, (iv) 2,068,966 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the date hereof or will be exercisable within 60 days thereafter, (v) shares of Series A Preferred Stock, convertible into up to approximately 2,121,640 shares of Common Stock within 60 days of the date hereof, and (vi) 1,100,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

Mr. Cohen has voting and dispositive control with respect to the securities held by V4 Capital Partners, LLC (“V4 Capital”) and V4 Global, LLC (“V4 Global”). As a result, Mr. Cohen may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by V4 Capital and V4 Global.

The principal business address of V4 Capital, V4 Global and Mr. Cohen is 445 Grand Bay Drive, Apt. P1A, Key Biscayne, FL 33149.

(8) Represents (i) 1,100,000 Common Shares and (ii) 1,100,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(9) Based on certain information made available to the Company. Represents (i) 1,441,379 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the date hereof or will be exercisable within 60 days thereafter (with certain warrants subject to a 4.99% beneficial ownership blocker), (ii) 1,698 shares of Series A Preferred Stock, convertible into up to approximately 1,200,848 shares of Common Stock within 60 days of the Record Date (subject to a 4.99% beneficial ownership blocker), and (iv) 200,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

Mitchell P. Kopin and Daniel B. Asher are each managers of Intracoastal Capital LLC (“Intracoastal”) and have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal Capital LLC.

The principal business address for Intracoastal Capital LLC is 2211A Lakeside Drive, Bannockburn, IL 60015.

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(10) Represents (i) 200,000 Common Shares and (ii) 200,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(11) Represents (i) 277,777 Common Shares and (ii) 277,777 Warrant Shares purchased by Mr. Fiore pursuant to the Purchase Agreement. The address for Mr. Fiore is 1521 Alton Road Apt. #934, Miami Beach, FL 33139.

(12) Represents (i) 277,777 Common Shares and (ii) 277,777 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(13) Based on certain information made available to the Company. Represents (i) 275,000 Common Shares, (ii) 583,350 shares of Common Stock underlying stock options that were vested as of the date hereof, or could vest within 60 days thereafter, (iii) 250,000 shares of Common Stock underlying RSUs that were vested as of the date hereof, or could vest within 60 days thereafter and (iv) 275,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

The securities reported herein are directly held by Continuum Ventures, LLC and Jared Novick. Jared Novick is a manager of Continuum Ventures, LLC and has voting control and investment discretion over the securities reported herein that are held by Continuum Ventures, LLC. As a result, Mr. Novick may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Continuum Ventures, LLC.

The principal business address for Continuum Ventures, LLC is 2325 Bellefield Cove, Oviedo, FL 32766.

(14) Represents (i) 275,000 Common Shares and (ii) 275,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(15) Represents (i) 55,555 Common Shares and (ii) 55,555 Warrant Shares (subject to a beneficial ownership limitation of 4.99%). The address for B&Co. Advisors LLC is 825 Brickell Bay Drive, Apt 748, Miami, FL 33131.

(16) Represents (i) 55,555 Common Shares and (ii) 55,555 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(17) Represents (i) 100,000 Common Shares and (ii) 100,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%). The address for Mr. Jacobs is 335 S. Biscayne Blvd, Unit 3412, Miami, FL 33131.

(18) Represents (i) 100,000 Common Shares and (ii) 100,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(19) Based on certain information made available to the Company. Represents (i) 139,409 shares of Common Stock, (ii) 344,827 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the date hereof or will be exercisable within 60 days thereafter (with certain warrants subject to a 4.99% beneficial ownership blocker), (iii) 500 shares of Series A Preferred Stock, convertible into up to approximately 353,606 shares of Common Stock within 60 days of the Record Date (subject to a 4.99% beneficial ownership blocker), (iv) 50,000 shares of Common Stock underlying RSUs that were vested as of the date hereof, or will vest within 60 days thereafter and (v) 50,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%). The address for FBH Investment Holdings, LLC is 45 Main St, Suite 800, Brooklyn, NY 11201.

(20) Represents (i) 50,000 Common Shares and (ii) 50,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(21) Based on certain information made available to the Company. The securities reported herein are directly held by Savbo Investments LLC and Marc Savas. Represents (i) 149,590 shares of Common Stock, (ii) 130,000 shares of Common Stock underlying stock options that were vested as of the date hereof, or will vest within 60 days thereafter, (iii) 6,412 shares of Common Stock underlying RSUs that were vested as of the date hereof, or will vest within 60 days thereafter, and (v) 50,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

Marc Savas is a manager of Savbo Investments LLC and has voting control and investment discretion over the securities reported herein that are held by Savbo Investments LLC. As a result, Mr. Savas may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Savbo Investments LLC.

The principal business address for Savbo Investments LLC is 15030 Ventura Blvd, Suite 395, Sherman Oaks, CA 91403.

(22) Represents (i) 50,000 Common Shares and (ii) 50,000 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(23) Represents (i) 50,000 option shares that vested in February 2025, (ii) 41,667 Common Shares and (iii) 41,667 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

The securities reported herein are directly held by Trident Venture Partners, LLC and Louis Springer. Louis Springer is a manager of Trident Venture Partners, LLC and has voting control and investment discretion over the securities reported herein that are held by Trident Venture Partners, LLC. As a result, Mr. Springer may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Trident Venture Partners, LLC.

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The principal business address for Trident Venture Partners, LLC is 39 Junction Court, Staten Island, NY 10306.

(24) Represents (i) 41,667 Common Shares and (ii) 41,667 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

(27) Represents (i) 66,667 Common Shares and (ii) 66,667 Warrant Shares (subject to a beneficial ownership limitation of 4.99%). The principal business address for J Manela & M Heitman TTEE Edge Strategy Group, LLC U/A DTD 11/15/2020 is 9 Green Acre Lane, Westport, CT 06880.

(26) Represents (i) 66,667 Common Shares and (ii) 66,667 Warrant Shares (subject to a beneficial ownership limitation of 4.99%).

Transactions with Selling Securityholders

On February 24, 2025, the Company entered into the Purchase Agreement with the Selling Securityholders for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of 3,216,666 Common Shares and accompanying Warrants to purchase up to 3,216,666 shares of Common Stock, with an exercise price of $1.80 per share. The purchase price for one Common Share and accompanying Warrant was $1.80. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Selling Securityholders s, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The gross proceeds to the Company from the Private Placement were approximately $5.8 million, before offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 24, 2025, with the Selling Securityholders, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the Common Shares and shares of Common Stock underlying the Warrants no later than 60 days following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our Common Stock and Warrants summarize the material terms and provisions of our Common Stock and Warrants. The following description does not purport to be complete and is subject to, and qualified in its entirety by, the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), each as may be amended, which were filed as Exhibits 3.1 and 3.2, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025, and are incorporated by reference into the registration statement of which this prospectus forms a part, and by applicable law. The terms of the Company’s Common Stock and Warrants may also be affected by Delaware law.

Authorized Capital Stock

The Certificate of Incorporation authorizes the Company to issue 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The Board of Directors (the “Board”) may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law. Holders of the Company’s Common Stock are entitled to one vote for each share held on all matters submitted to a vote of at a meeting of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, when sold, validly issued, fully paid, and nonassessable.

Anti-Takeover Effects of Delaware Law and Specified Articles of Incorporation and Bylaws Provisions

Preferred Stock. The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to gain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of the Company or stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Articles of Incorporation grant the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Stockholder Action; Special Meeting of Stockholders. The Articles of Incorporation and Bylaws provide that stockholders may take action only at a duly called annual or special meeting of stockholders and may not take action by written consent. The Articles of Incorporation and Bylaws further provide that special meetings of the Company’s stockholders may be called by the Chairman of the Board or by the Board, and shall be called by the Chairman of the Board at the request of the holders of not less than a majority of all the outstanding shares of the Corporation entitled to vote at the meeting.

Business Combinations. Section 203 of the Delaware General Corporation Law, which relate to business combinations with interested stockholders, applies to the Company. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that such person became an interested stockholder, unless either the interested stockholder attained such status with the approval of the Board, the business combination is approved by the Board and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of the Company’s outstanding voting stock in the transaction in which such person became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving the Company and the “interested stockholder” and the sale of more than 10% of the Company’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the Company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Company’s Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Exclusive Forum Charter Provision. The Articles of Incorporation and Bylaws require that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for a stockholder (including a beneficial owner) to bring an action relating to the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant. Because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, the Company does not intend that the exclusive forum provision would apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. The Company notes that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Directors’ Liability. The Articles of Incorporation limit the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of the Company’s directors:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

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PLAN OF DISTRIBUTION

We are registering a total of up to (i) 3,216,666 Common Shares and (ii) 3,216,666 Warrant Shares issuable upon exercise of the Warrants, with an exercise price of $1.80 per share, issued to the Selling Securityholders to permit the sale, transfer or other disposition of the Offered Securities by the Selling Securityholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from these sales except with respect to amounts received by us upon the exercise of the Warrants for cash. Upon exercise of such Warrants, we will receive the applicable cash exercise price paid by the holders of the Warrants. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Offered Securities.

The Selling Securityholders may sell all or a portion of the Offered Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Offered Securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Offered Securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Securityholders may use any one or more of the following methods when selling Offered Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on these exchanges or systems or in the over-the-counter market;

•	block trades in which the broker-dealer will attempt to sell the Offered Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such Offered Securities at a stipulated price per Offered Security;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders also may resell all or a portion of the Offered Securities in open market transactions in reliance upon Rule 144 under the Securities Act, as amended, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

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Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. If the Selling Securityholders effect such transactions by selling Offered Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the Offered Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Offered Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Offered Securities in the course of hedging in positions they assume. The Selling Securityholders may also sell Offered Securities short and if such short sale takes place after the date that this Registration Statement is declared effective by the Commission, the Selling Securityholders may deliver Offered Securities covered by this prospectus to close out short positions and to return borrowed Offered Securities in connection with such short sales. The Selling Securityholders may also loan or pledge Offered Securities to broker-dealers that in turn may sell such Offered Securities, to the extent permitted by applicable law. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Securityholders have been advised that they may not use Offered Securities the resale of which has been registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Offered Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Offered Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the Offered Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealer or agents participating in the distribution of the Offered Securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

There can be no assurance that any Selling Securityholder will sell any or all of the Offered Securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Offered Securities. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Offered Securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Offered Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stoc Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wrap Technologies, Inc. as of the fiscal years ended December 31, 2024 and 2023, incorporated by reference in this prospectus, have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in their report and included therein. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is https://wrap.com/.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 25, 2025;

•	Our Current Reports on Form 8-K (other than any portions thereof deemed furnished and not filed) filed with the SEC on February 11, 2025, February 24, 2025, February 28, 2025 and March 14, 2025; and

•	The descriptions of our Common Stock and Series A preferred stock, par value $0.0001 per share, incorporated by reference to Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any amendment or report filed or to be filed for the purpose of updating such descriptions.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 3480 Main Hwy, Suite 202, Miami, Florida 33133 or (800) 583-2652.

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Up to 6,433,332 Shares of Common Stock

(Inclusive of 3,216,666 Shares of Common Stock Issuable Upon Exercise of Warrants)

WRAP TECHNOLOGIES, INC.

PRELIMINARY PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) is set forth in the following table. All amounts shown are estimates except for the SEC registration fee.

EXPENSE	AMOUNT
SEC registration fee	$1,428.17
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Printing and engraving expenses	$5,000
Miscellaneous expenses	$2,500
$68,928.17

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation and Bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (the “DGCL”); or

•	for any transaction from which the director derived any improper personal benefit.

Our Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

•	such indemnification is expressly required to be made by law;

•	the proceeding was authorized by the board of directors; or

•	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our Bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Article XI of our Bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

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Our Bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

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Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, and no underwriting discounts or commissions were paid with respect to the issuance of the securities.

February Private Placement

On February 24, 2025, Company entered into the Purchase Agreement with the Selling Securityholders for the issuance and sale in the Private Placement of an aggregate of 3,216,666 Common Shares and accompanying Warrants to purchase up to 3,216,666 shares of Common Stock, with an exercise price of $1.80 per share. The purchase price for one Common Share and accompanying Warrant was $1.80.

Intrensic Purchase Agreement

The Company entered into a Membership Interest Purchase Agreement, dated as of August 9, 2023 (the “Intrensic Purchase Agreement”), and the members of Intrensic, including Kevin Mullins, the Company’s Chief Executive Officer (collectively, “Sellers”), and Buford Ortale, as Sellers’ Representative, pursuant to which the Company agreed to purchase, and Sellers agreed to sell, all of the Membership Interest of Intrensic for a total purchase price of: (i) $553,588 in cash; and (ii) 1,250,000 shares of the Company’s Common Stock (collectively, the “Purchase Price”) (the “Acquisition”). The Acquisition was consummated on August 16, 2023 (the “Closing Date”) in accordance with the terms of the Purchase Agreement. On the Closing Date, the Company paid the Purchase Price to the Sellers.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

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Exhibit Number	Description

2.1	Stock Purchase Agreement, dated March 22, 2017, by and between Wrap Technologies, LLC, Petro River Oil Corp., and Megawest Energy Montana Corp (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2017).
2.2	Merger Agreement between Wrap Technologies, LLC and Megawest Energy Montana Corp., dated March 30, 2017 (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2017).
2.3	Asset Purchase Agreement, dated as of February 18, 2025, by and between Wrap Technologies, Inc. and W1 Global, LLC Plan (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2025).
3.1	Amended and Restated Certificate of Incorporation of Wrap Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2017).
3.2	Amended and Restated Bylaws of Wrap Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2023).
3.3	Amendment No.1 to the Amended and Restated Bylaws of Wrap Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023).
3.4	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2023).
3.4.1	Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2024).
3.4.2	Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 15, 2024).
3.4.3	Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2024).
3.4.4	Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2024).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 30, 2017).
4.2	Form of Investor Warrant, dated October 30, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2018).
4.3	Form of Placement Agent Warrant, dated October 30, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2018).
4.4	Form of Investor Warrant, dated June 18, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2019).
4.5	Form of Offering Agent Warrant, dated June 18, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2019).
4.6	Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2020).
4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2023).
4.8	Description of Securities (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 28, 2024).

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4.9	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2025)
5.1*	Opinion of Haynes and Boone, LLP.
10.1	Amended and Restated Intellectual Property License Agreement, dated September 30, 2016, by and between Wrap Technologies, LLC and Syzygy Licensing LLC (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2017).
10.2+	Wrap Technologies, Inc. 2017 Equity Compensation Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2017).
10.2.1+	Amendment No. 1 to the Wrap Technologies, Inc. 2017 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 24, 2019).
10.2.2+	Amendment No. 2 to the Wrap Technologies, Inc. 2017 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 17, 2020).
10.2.3+	Amendment No. 3 to the Wrap Technologies, Inc. 2017 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 5, 2021).
10.2.4+	Fifth Amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2024).
10.3+	Form of At-Will Employment, Confidential Information, Non-Compete/ Non-Solicitation, Invention Assignment, and Arbitration Agreement between the Key Employees and the Company dated December 14, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2020).
10.4	Cooperation Agreement by and between the Company and Elwood G. Norris and certain of his affiliates dated March 4, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2021).
10.5	Consulting Agreement between the Company and LWV Consulting, LLC, dated January 24, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission filed on January 26, 2022).
10.6	Consulting Agreement between the Company and LRHIRSH, LLC, dated January 24, 2022 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2022).

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10.7+	Employment Agreement between Wrap Technologies, Inc. and TJ Kennedy, dated April 13, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2022).
10.8+	Employment Agreement between Wrap Technologies, Inc. and Kevin Mullins, dated April 13, 2022. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2022).
10.8.1+	First Amendment to Employment Agreement, by and between Kevin Mullins and Wrap Technologies, Inc. dated January 14, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2024).
10.9+	Letter Agreement by and between Wrap Technologies, Inc. and Chris DeAlmeida, executed July 20, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2022).
10.10	Professional Services and Technology Acquisition Agreement, dated November 22, 2022, by and between Wrap Technologies, Inc., Lumeto, Inc. and Spatial Industries Group, Inc (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2022).
10.11	Separation Agreement between the Company and Mr. Kennedy (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2023).
10.12	Severance Agreement and Release of Claims, dated May 8, 2023, by and between Wrap Technologies, Inc. and Glenn Hickman (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2023).
10.13	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2023).
10.14	Engagement Letter, dated June 29, 2023 by and between Wrap Technologies, Inc. and Katalyst Securities LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2023).
10.15**	Membership Interest Purchase Agreement, dated August 9, 2023, by and among Wrap Technologies, Inc., Buford Ortale, and the sellers signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2023).
10.16+	Employment Agreement by and between Scot Cohen and Wrap Technologies, Inc. dated October 12, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2023).
10.16.1+	First Amendment to Employment Agreement, by and between Scot Cohen and Wrap Technologies, Inc. dated January 14, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2024).
10.17+	Employment Agreement, by and between the Company and Jared Novick, effective as of December 26, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2023).
10.18	Separation Agreement and Mutual Release of Claims, dated January 5, 2024, by and between Wrap Technologies, Inc. and Chris DeAlmeida (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2024).
10.19	Form of Amendment, dated August 19, 2024, by and between Wrap Technologies, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2024).
10.20	Form of Amendment, dated October 14, 2024, by and between Wrap Technologies, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 15, 2024).
10.21	Form of Amendment and Agreement, dated November 25, 2024, by and between Wrap Technologies, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2024).
10.22	Form of Amendment and Agreement, dated November 25, 2024, by and between Wrap Technologies, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2024).

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10.23	Securities Purchase Agreement, dated February 24, 2025, by and among the Company and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2025).
10.24	Registration Rights Agreement, dated February 24, 2025, by and among the Company and the investors signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2025).
14.1	Code of Ethics of the Registrant Applicable to Directors, Officers and Employees (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2021).
21.1	Subsidiaries of Wrap Technologies, Inc (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2021).
23.1*	Consent of Independent Registered Public Accounting Firm - HTL International, LLC.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of attorney (included in the signature page hereto).
107*	Filing Fee Table.

+ Management contract or compensatory plan or arrangement.

* Filed concurrently herewith.

** Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Company if publicly disclosed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida as of April 25, 2025.

WRAP TECHNOLOGIES, INC.

By:	/s/ Scot Cohen
Chief Executive Officer and Director (Principal Executive Officer and Interim Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scot Cohen, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scot Cohen	Chief Executive Officer and Director	April 25, 2025
Scot Cohen	(Principal Executive Officer and Interim Principal Financial Officer and Principal Accounting Officer)

/s/ Bruce Bernstein	Director	April 25, 2025
Bruce Bernstein

/s/ Marc Savas	Director	April 25, 2025
Marc Savas

/s/ Rajiv Srinivasan	Director	April 25, 2025
Rajiv Srinivasan

/s/ Timothy Szymanski	Director	April 25, 2025
Timothy Szymanski

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